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                                                                   EXHIBIT 10.30


                      AMENDMENT NO. 1 TO LICENSE AGREEMENT
                            OF MARCH 22, 1988 BETWEEN
                         AMARILLO BIOSCIENCES, INC. AND
                         THE TEXAS A&M UNIVERSITY SYSTEM


                  THIS AMENDMENT NO. 1 ("Amendment") is entered into as of this the ____ day of __________________, 1998, by and between AMARILLO BIOSCIENCES, INC. (formerly Amarillo Cell Culture Company, Incorporated), a Texas corporation having its principal office at 800 West 9th Avenue, Amarillo, Texas 79101 (hereinafter referred to as "ABI"); and THE TEXAS A&M UNIVERSITY SYSTEM, having its principal offices at College Station, Texas 77843 (hereinafter referred to as "TAMUS").

                  WHEREAS, TAMUS and ABI have heretofore entered into that certain License Agreement dated March 22, 1988 (hereinafter, the "License Agreement"); and further

                  WHEREAS, the parties desire to amend the License Agreement with respect to the matters hereinafter set forth;

                  THEREFORE, in consideration of these presents and for other good and valuable consideration the receipt and sufficiency of which are evidenced by the execution hereof, the parties hereby agree as follows:

                  1. All references in the License Agreement to "ACC" shall be deemed to be references to "ABI".

                  2. The first sentence of Article 3.2 is amended by deleting the words "or any licensee".

                  3. The following shall be inserted following the existing Article 3.2:

                           "3.2-A. In the event ABI enters into a sublicense arrangement (as defined below), then in lieu of the royalty provided in Article 3.2


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                           above, ABI shall pay to TAMUS an earned royalty of
                           five percent (5%) of all amounts actually received by ABI or its AFFILIATES with respect to the sale by any sublicensee of ABI of LICENSED PRODUCTS in a country where PATENT RIGHTS exist. The earned royalty percentage shall be applied only once to the NET SELLING PRICE regardless of the possibility that manufacture, use, or sale of a LICENSED PRODUCT may be covered by more than one LICENSED PATENT. For purposes of this Article 3.2-A, "sublicense arrangement" shall mean an arrangement under which ABI and its AFFILIATES do not market LICENSED PRODUCT directly, or indirectly through an agent, but rather license rights to market LICENSED PRODUCT to an unaffiliated entity, which entity is responsible for obtaining regulatory approval in the subject market, and for promotion and pricing."

                  4. The following shall be added at the end of the existing Article 3.3: ", and the royalties payable under Article 3.2-A above shall be reduced to two and one-half percent (2.5%) of all amounts actually received by ABI or its AFFILIATES."

                  5. The following shall be added at the end of the existing Article 6.4: "; provided, however, that for the license year beginning April 1, 1998, and for all subsequent license years, the application of such credit shall never cause the royalty provided for under Article 3.4(b) to be reduced below $7,500.00 per year."

                  6. Except as herein amended, all terms and provisions of the License

Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, this Amendment has been executed by the undersigned as of the date first above written.



AMARILLO BIOSCIENCES, INC.                      THE TEXAS A&M UNIVERSITY SYSTEM


By:                                             By:
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   Joseph M. Cummins,
   President




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